EXHIBIT 10.5

                                                         As of November 13, 2002


Mr. Eddie Steele, CEO
The Singing Machine Company, Inc.
6601 Lyons Road, Bldg. A-7
Coconut Creek, FL 33073

Re:      Second Amendment to MTVN Domestic Merchandise License Agreement

Dear Eddie:

Reference is made to the agreement dated the 1st day of November, 2000, as amended January 1, 2002, by and between MTV Networks, a division of Viacom International Inc. ("MTVN"), and The Singing Machine Company, Inc. ("Licensee") with respect to the "MTV: Music Television" name, trademark and logo (the "Licensed Property") (the "Agreement"). Capitalized terms used without definition herein shall have the respective definitions set forth in the Agreement.

Effective as of the date hereof, MTVN and Licensee hereby agree that the Agreement shall be amended as follows:

1. The definition of "Term" contained in the Basic Provisions of the Agreement shall be deleted in its entirety and replaced with the following:

         "The Term of this Agreement shall commence on November 1. 2000 and continue through December 31, 2003."

2. In addition to (and not in lieu of) the Guaranteed Minimum Royalty of $686,250 payable pursuant to the Agreement, Licensee shall pay MTVN an additional Guaranteed Minimum Royalty of $1,500,000, payable as follows:

         $500,000 on or before December 27, 2002; $333,334 on or before June 1, 2003; $333,333 on or before September 1, 2003; and $333,333 on or before December 1, 2003.

3. Notwithstanding anything to the contrary contained in the Agreement, the additional Guaranteed Minimum Royalty due pursuant to Paragraph 2 hereinabove shall (a) not be recoupable against any royalties due for sales of Licensed Products sold through December 31, 2002 and (b) be recoupable solely against royalties due for sales of Licensed Products sold on or after January 1, 2003.

4. The following shall be added to the definition of Royalty Rate contained in the Basic Provisions of the Agreement:


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*    The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

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"The Royalty Rate on sales of all Licensed Products sold on or after January 1,
2003 shall be * of Net Sales (as defined in the Additional Terms and Conditions of the Agreement)."

5. The definition of Licensed Products contained in the Basic Provisions of the Agreement shall be deleted in its entirety and replaced with the following:

The "LICENSED       (1)  Each year of the Term, Licensee shall release at least
PRODUCTS"                eight compact discs or cassettes in at least four
                         different musical genres consisting of a compilation of music tracks, which shall be branded with the Licensed
                         Property and contain the technology necessary for the end-user to participate in Karaoke activities (the
                         "Music Product(s)"). The number of Music Products to be released by Licensee shall be subject to MTVN's prior approval in its sole discretion. In addition to the provisions set forth in Article 4, MTVN shall have prior and final approval rights regarding the identity of the music tracks and any performances contained on the Music Products. The content contained in the Music
                         Products may only be provided to the end-user via the Music Products as packaged goods and may not be provided on any other technical platform now known or hereafter devised. The Music Products shall be sold separately from the MTV Karaoke Machines (as hereafter defined).

                    (2) Each year of the Term, Licensee shall release no more than three compact discs of a compilation of no more than eight music tracks which shall be branded with the Licensed Property and contain the technology necessary for the end- user to participate in Karaoke activities which shall be packaged with the MTV Karaoke Machines (the "Sampler Music Products"). In addition to the provisions set forth in Article 4, MTVN shall have prior and final approval rights regarding the identity of the music tracks and any performances contained on the Sampler Music Products. For the avoidance of doubt, the content contained in the Sampler Music Products may only be provided to the end-user via the Sampler Music Products as packaged goods and may not be provided on any other technical platform now known or hereafter devised. No royalties shall be paid by Licensee to MTVN for Sampler Music Products.

                    (3) (a) One version of a uni-directional, handheld microphone which (i) weighs approximately 10 ounces, with

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*    The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

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                         a frequency response of 100-12,000 Hz, Sensitivity
                         of-76B+/- 3dB at 1 1000Hz and Impedance of 600 ohm+/-15%, (ii) is approximately 2-1/6" X 10-1/2"
                         in size, (iii) is branded with the Licensed
                         Property, (iv) must use a wire that plugs into the MTV Karaoke Machines to be operational and (v) may be sold individually (a "Duet Microphone") or packaged together with the MTV Karaoke Machines (a "Microphone Sold With MTV Karaoke Machines")
                         (Model No. SMM 300).

                         (b) One version of a uni-directional, handheld microphone which (i) weighs approximately 10 ounces, with a frequency response of 100-10,000 Hz, Sensitivity of-72dB +1- 3dB at 1000Hz and Impedance of 600 ohm +1-30% (ii) is approximately 1.8" by 11.1" in size, (iii) is branded with the Licensed Property, (iv) may be sold as a Duet Microphone or a Microphone Sold With MTV Karaoke Machines, (v) includes a cord to plug the microphone into an MTV Karaoke Machine and two AA batteries for use without the cord as a wireless microphone (Model No. SMM 106).

                         (Section 3(a) and Section 3(b), individually and collectively, the "Microphone(s)").

                         For the avoidance of doubt, a Microphone shall be used by either plugging it into an MTV Karaoke Machine or using "AA" batteries and singing into it for an amplified voice effect accomplished by the end-user singing into such Microphone.

                    (4) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities and (b) includes
                         (i) a television set, (ii) a single cassette deck for recording Karaoke performances and (iii) an AM/FM terrestrial radio receiver (Model No. STVG-700).

                    (5) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) does not include a viewing monitor, (c) must be used with a separate television set or viewing monitor in order to view the lyrics of the songs

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                         and (d) includes (i) a handle (ii) two microphone
                         inputs, (iii) AC/DC power operation, (iv) a Microphone, (v) a patch cord and (vi) built-in speaker system (Model No. SMG-128).

                    (6) One version of a Karaoke hardware machine branded with the Licensed Property which (a) will be sold exclusively at Toys R Us retail stores from the beginning of the Term through December 31, 2002, and in any of the Licensed Channels of Distribution thereafter, (b) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (c) does not include a viewing monitor, (d) must be used with a separate television set or viewing monitor in order to view the lyrics of the songs and (e) includes (i) a single cassette deck,
                         (ii) two microphone inputs, (iii) AC power operation,
                         (iv) a Microphone and (v) a patch cord (Model No. SMG-138).

                    (7) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) allows the end-users to plug the Karaoke machine into a separate television set and video cassette recorder which allows the end-user to view and record their Karaoke performance, (c) includes a viewing monitor, (d) includes a video camera feature that (i) is permanently attached to the top of the Karaoke machine and manufactured as part of the Karaoke machine hardware as a whole, (ii) needs to be manually adjusted by the end-user to record the end-user's Karaoke performance,
                         (iii) is not an individual piece of hardware separate and apart from the Karaoke machine and is not able to be detached from the Karaoke Machine for use independent of the Karaoke machine, (iv) does not contain the technical functionality to allow it to operate as a stand alone video camera and (e) includes
                         (i) two Microphone inputs, (ii) AC power operation,
                         (iii) a Microphone and (iv) a patch cord (Model No. SMVG 600).

                    (8) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) does not include a viewing monitor, (c) must be used with a separate television set or viewing monitor in order to view the lyrics of the songs, (d) has a tray load,

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                         three CD&G changer, (e) has a top load, single cassette
                         deck for recording and playing back Karaoke performances and (f) includes a (i) remote control which is solely operational with the SMG-282, (ii) Microphone and (iii) built-in speaker system (Model No. SMG-282).

                    (9) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) does not include a viewing monitor, (c) must be used with a separate television set or viewing monitor in order to view the lyrics of the songs, (d) has a tray load, three CD&G changer, (e) has a front load, single cassette deck for recording and playing back Karaoke performances and (f) includes a (i) remote control which is solely operational with the SMG-270, (ii) Microphone and (iii) built-in speaker system (Model No. SMG-270).

                    (10) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) does not include a viewing monitor, (c) must be used with a separate television set or viewing monitor in order to view the lyrics of the songs, (d) has a tray load, three CD&G changer, (e) has a top (load, single cassette deck for recording and playing back Karaoke performances and (f) includes a (i) remote control solely operational with the SMG-280, (ii) Microphone and (iii) built-in speaker system (Model No. SMG-280).

                    (11) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) includes a built-in 5.5 inch black and white viewing monitor, (c) has a top load, single CD&G player and (d) includes a
                         (i) Microphone and (ii) built-in speaker system (Model No. STVG-50l).

                    (12) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) includes a

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                         built-in 5.5 inch black and white viewing monitor, (c)
                         has a front load, single cassette deck for recording and playing back Karaoke performances, (d) has a top load, single CD&G player and (e) includes a (i) Microphone and (ii) built-in speaker system (Model No. STVG-505).

                    (13) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) does not include a viewing monitor, (c) must be used with a separate television set or viewing monitor in order to view the lyrics of the songs, (d) has a top load, single CD&G player, (e) includes a video camera feature that (i) is permanently attached to the top of the Karaoke machine and manufactured as part of the machine hardware as a whole, (ii) needs to be manually adjusted by the end-user to record the end-user's performance,
                         (iii) is not an individual piece of hardware separate and apart from the Karaoke machine and is not able to be detached from the Karaoke machine for use independent of the Karaoke machine, (iv) does not contain the technical functionality to allow it to operate as a stand alone video camera and (f) includes
                         (i) headphone plug in capability, (ii) a device that allows the Karaoke machine to be mounted to the top of a television set and (iii) a Microphone (Model No. SMVG-608).

                    (14) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) includes a built-in 13- inch color television set (i) manufactured as part of the Karaoke machine hardware as a whole,
                         (ii) which receives television reception and is used as a viewing monitor for Karaoke activities and (iii) contains a "cable-tuner module" responsible for signal decoding (i.e., does not need an external/separate device to receive the television signal from the available cable), (c) has a tray load, single CD&G player that is (1) capable of playing regular CD-ROM discs as well as discs in DVD format containing audio visual performances stored on DVD disks in a digital form using a MPEG-2 compression standard, (ii) not designed or capable of modifying any content of DVD or compact disks in any form and (iii) is not designed or capable of recording or copying

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                         any content ("DVD Player"), (d) includes a video
                         camera feature that (i) is permanently attached to the top of the Karaoke machine and manufactured as part of the Karaoke machine hardware as a whole,
                         (ii) needs to be manually adjusted by the end-user to record the end-user's performance, (iii) is not an individual piece of hardware separate and apart from the Karaoke machine and is not able to be detached from the Karaoke machine for use independent of the Karaoke machine and (iv) does not contain the technical functionality to allow it to operate as a stand alone video camera, (e) includes a video cassette recorder device capable of playing and recording audio visual Karaoke performances solely in an analog form from and onto film based tapes/cartridges ("VCR"), which VCR is (i) manufactured as part of the Karaoke machine as a whole and (ii) is not an individual piece of hardware separate and apart from the Karaoke machine and (f) includes a (i) remote control which is solely operational with the STVG-630 and (ii) Microphone (Model No. STVG-630).

                    (15) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) includes a built-in 7 inch black and white television set (i) manufactured as part of the Karaoke machine hardware as a whole, (ii) that receives television reception and is used as a viewing monitor for Karaoke activities and
                         (iii) does not contain a "cable-tuner module" (i.e., needs an external/separate device to receive the television signal from the available cable), (c) has a front load, single cassette deck for recording and playing back Karaoke performances, (d) has a tray load, single CD&G player, (e) has an AM/FM terrestrial radio receiver (i.e., a device that enables an end-user to listen to audio content solely via such receiver) and
                         (f) includes a (i) Microphone and (ii) built-in speaker system (Model No. STVG-707).

                    (16) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) does not include a viewing monitor, (c) must be used with a separate television set or viewing monitor in order to view the lyrics of the songs, (d) has a top load, single CD&G player which also

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                         operates as a DVD Player, (e) has a front load,
                         single cassette deck for recording and playing back Karaoke performances and (f) includes a (i) remote control solely operational with the SMG-800, (ii) Microphone and (iii) built-in speaker system (Model No. SMG-800).

                    (17) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) does not include a viewing monitor, (c) must be used with a separate television set or viewing monitor in order to view the lyrics of the songs, (d) has a tray load, single CD&G player which also operates as DVD Player,
                         (e) has a front load, dual cassette deck for recording and playing back Karaoke performances, (f) stereo functionality includes (i) a subwoofer and (ii) two speakers that may be (y) detached from the main body of the Karaoke machine and (z) connected to the Karaoke machine using wires or short range wireless communications solely using the radio spectrum necessary for one-way wireless microphones and in no way facilitates any other means of communication including, but not limited to, a commercial mobile radio service pursuant to **47 C.F.R. Part 20 and (g) includes a (i) remote control solely operational with the SMG-8 10, (ii) Microphone and (iii) built-in speaker system (Model No. SMD-810).

                    (18) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) does not include a viewing monitor, (c) must be used with a separate television set or viewing monitor in order to view the lyrics of the songs, (d) has a tray load, three CD&G changer, (e) has a front load, dual cassette deck for recording and playing back Karaoke performances, (f) stereo functionality includes (i) 40 watts stereo power, which also operates as an amplifier (i.e., for a guitar or keyboard with volume control),
                         (ii) adjustable reverb and (iii) key control functionality which allows the end-user to adjust the music to the musical key of their choice and (g) includes a (i) Microphone and (ii) built-in speaker system (Model No. SMG-900).

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                         ((9)-(18) only, each, a "2003 MTV Karaoke Machine"
                         and collectively, the "2003 MTV Karaoke
                         Machines").

                         ((4)-(18) each, a "MTV Karaoke Machine" and collectively, the "MTV Karaoke Machines").

                         ((l)-(18) each, a "Licensed Product" and collectively, the "Licensed Products").

                         The parties acknowledge and agree that, (1) in no event shall the Licensed Products, or any features contained therein, be Internet compatible or contain any other components or technical functionality now known or hereafter devised or developed that would allow the Licensed Products to broadcast, stream, deliver or distribute any content. MTVN shall have prior approval rights regarding all technical components of the Licensed Products and (2) any device or item that does not
                         (a) meet all of the specifications and include all of the capabilities set forth in the definitions of the Licensed Products and (b) without limiting the specifications, restrictions and descriptions of functionality and capability set forth on the definitions of the Licensed Products, contain all the features included on the technical spec sheets for the Licensed Products (excluding the Sampler Music Products and the Music Products), attached hereto at Attachment A, shall not constitute a "Licensed Product" hereunder. In no event shall any of the Licensed Products include any other components or technical functionality now known or hereafter devised or developed which is not specified herein including, but not limited to, wireless, cellular, satellite or any mobile telephone functionality. If Licensee intends to create, develop, sell, distribute or manufacture a product that varies from the Licensed Products to the extent that it modifies, enhances or otherwise alters one or more of the stated features or adds an unstated feature, then Licensee shall give MTVN prior notice describing such requested alteration, and MTVN then may elect in its sole discretion to include such altered product as part of the definition of "Licensed Products" by giving notice to Licensee and amending this Agreement to such effect.

6. The Presentation Date To Licensee's Retailers for the 2003 MTV Karaoke Machines shall be January 9, 2003 at the Consumer Electronics Show.

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7. The Initial Ship Date To Licensee's Retailers for the 2003 MTV Karaoke
Machines shall be June 1, 2003.

8. Licensee shall release a minimum of six of the eleven 2003 MTV Karaoke Machines in accordance with Section 6 and Section 7 above and the terms and conditions of the Agreement. Notwithstanding anything to the contrary, Licensee shall have the right, but not the obligation, to release any of the no more than five remaining unreleased 2003 MTV Karaoke Machines; provided, however, that such release is in accordance with the terms and conditions of the Agreement. The identity of all 2003 MTV Karaoke Machines to be released shall be mutually agreed upon by MTVN and Licensee.

9. Licensee acknowledges and agrees that it shall not, or authorize others, to design, manufacture, market, distribute or sell Karaoke machines that have the same color schemes and designs as any MTV Karaoke machines that are being released for the Term of the Agreement.

10. Licensee acknowledges and agrees that the MTV Karaoke Machines shall always be primarily marketed and sold as Karaoke machines as opposed to other functions or features which may be contained in the Licensed Products.

Except as otherwise herein amended, the Agreement is hereby ratified and confirmed in all respects.

Please indicate your acceptance of the foregoing by signing in the space provided below.

                                      Very truly yours,

                                      MTV Networks, a
                                      division of Viacom
                                      International Inc.


                                      By:      /s/ Donald Silvey
                                         -------------------------------------
                                      Name:    Donald Silvey
                                      Title:   SVP Program Enterprises
ACCEPTED AND AGREED TO:

THE SINGING MACHINE COMPANY, INC.


By:      /s/ Edward Steele
    ------------------------------
Name:    Edward Steele
Title:   CEO



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